Exhibit 99.4

Date: May 25, 2018

M17 Entertainment Limited
13F, No. 2, Sec. 5, Xinyi Road,
Xinyi District, Taipei City 110, Taiwan
Republic of China

Ladies and Gentlemen,

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to the references of my name in the Registration Statement on Form F-1 (the “Registration Statement”) of M17 Entertainment Limited (the “Company”), and any amendments thereto, which indicate that I have accepted my appointment as a director of the Company. I further agree that my appointment will become effective upon the declaration of effectiveness of the Registration Statement by the United States Securities and Exchange Commission.

[Signature page follows]

Yours faithfully,

/s/ Andy Yeung
Name: Andy Yeung

[Consent to Act as Director]